EXHIBIT 5
                                MICHAEL GOLIGHTLY

59 West 100 South
Second Floor
Salt Lake City, Utah 84101
Attorney at Law

Telephone: (801) 575-8073 ext 105
Facsimile: (801) 575-8092

Admitted in Utah and Texas

May 10, 2007

Board of Directors
AmeriResource Technologies, Inc.
3440 E. Russell Road, Suite 217
Las Vegas, Nevada 89120

RE: LEGALITY  AND  AUTHORIZATION   OF  SHARES  ISSUED  UNDER  FORM  S-8
    REGISTRATION STATEMENT AMENDMENT NO. SIX

   Dear Members of the Board:

   I am acting as special counsel for AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under an amended registration statement on Form S-8 (the "Registration Statement") to amend a prior filing on April 27, 2005 and as amended on September 30, 2005, January 20, 2006, May 9, 2006, August 30, 2006 and January 9, 2007. The proposed amendment is to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering a Post Effective Amendment to the Benefit Plan entitled "AmeriResource 2005 Stock Incentive Plan" (the "Benefit Plan") pursuant to which the Company will authorize the issuance of an additional Five Hundred Million (500,000,000) shares of the Company's common stock, (the "Shares").

      In connection with the preparation of this Opinion, I have examined the following:

     1. The Company's Articles of Incorporation and amendments thereto and Bylaws as submitted to me by the Company pursuant to my request for same;
     2.     The Registration Statement herein referenced;
     3. The Board of Directors Resolution, dated May 10, 2007, authorizing and approving the Company's Post Effective Amendment No. Six to The 2005 Benefit Plan and the preparation of the Registration Statement;
     4.     The Company's Amended 2005 Stock Incentive Plan;
     5.     The   Company's  Section  10(a)  Prospectus  for  the  Registration
     	    Statement;
     6. The Company's Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the SEC on May 10, 2007;
     7. Such other documents as I have deemed necessary for the purposes of this Opinion.

     Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

     The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Delaware; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Amended Benefit Plan; the Company's Board of Directors has authorized the filing of the Post Effective Amended Registration Statement; and that the Five Hundred Million (500,000,000) shares to be included in the Amendment to the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

     This opinion is based upon and subject to the qualifications and limitations specified below:

  (A) Certain of the remedial provisions of the Amended 2005 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

  (B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Amended Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

  (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

  (D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

  (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

  (F) I am admitted to practice law in the States of Utah and Texas. I am not admitted to practice law in the States of Nevada, California or Delaware or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

  (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

     Sincerely,
     /s/ Michael Golightly
     ---------------------
         Michael Golightly